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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 28, 2006

                              --------------------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

          TEXAS                         1-31447                   74-0694415
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

               1111 LOUISIANA
               HOUSTON, TEXAS                            77002
   (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code: (713) 207-1111

                              --------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.02.        RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On February 28, 2006, CenterPoint Energy, Inc. ("CenterPoint Energy") reported fourth quarter and full year 2005 earnings. Certain information regarding CenterPoint Energy's fourth quarter and full year 2005 earnings is included in Item 8.01 below. For additional information regarding CenterPoint Energy's fourth quarter and full year 2005 earnings, please refer to CenterPoint Energy's press release attached to this report as Exhibit 99.1 (the "Press Release"), which Press Release is incorporated by reference herein. The information in the Press Release is being furnished, not filed, pursuant to Item
2.02. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by CenterPoint Energy under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

ITEM 8.01.        OTHER EVENTS.

Fourth Quarter and Full Year 2005 Results

         Net income was $81 million, or $0.25 per diluted share, for the fourth quarter of 2005 compared to $100 million, or $0.29 per diluted share, for the same period of 2004. For the year 2005, net income was $252 million, or $0.75 per diluted share, compared to a net loss of $905 million, or $2.48 per diluted share, for 2004.

         Net income for 2004 included a $977 million extraordinary loss from the write-down of generation-related regulatory assets as a result of actions taken by the Texas Public Utility Commission (PUC), $83 million of this amount was recorded in the fourth quarter. Net income for 2004 also included a $133 million overall loss from discontinued operations, although there was a $21 million gain from discontinued operations recorded in the fourth quarter of 2004. Net income for 2005 included a $30 million positive adjustment to the 2004 write-down of generation-related regulatory assets and a $3 million loss from discontinued operations.

         Income from continuing operations before extraordinary item for the fourth quarter of 2005 was $81 million, or $0.25 per diluted share, compared to $162 million, or $0.46 per diluted share, for the fourth quarter of 2004. Income from continuing operations before extraordinary item for the year 2005 was $225 million, or $0.67 per diluted share, compared to $205 million, or $0.61 per diluted share, for 2004.

          As a result of actions taken by the PUC, in the fourth quarter of 2004 CenterPoint Energy recorded pre-tax income of $226 million related to interest on CenterPoint Energy's authorized true-up balance. Of this amount, $131 million related to 2004 ($36 million related to the fourth quarter of 2004) and $95 million related to periods prior to 2004.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         The exhibit listed below is furnished pursuant to Item 2.02 of this Form 8-K.

                  (d)      Exhibits.

                  99.1 Press Release issued February 28, 2006 regarding CenterPoint Energy, Inc.'s fourth quarter and full year 2005 earnings.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CENTERPOINT ENERGY, INC.



Date: February 28, 2006                         By: /s/ JAMES S. BRIAN
                                                   -----------------------------
                                                   James S. Brian
                                                   Senior Vice President and
                                                   Chief Accounting Officer



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                                  EXHIBIT INDEX


EXHIBIT
 NUMBER                                   DESCRIPTION
-------         ----------------------------------------------------------------
 99.1    --     Press Release issued February 28, 2006 regarding CenterPoint
                Energy, Inc.'s fourth quarter and full year 2005 earnings.